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                                                           Exhibit (A)(8)(a)(ii)


                         AMENDMENT TO SERVICE AGREEMENT


         This Amendment to the Service Agreement dated as of June 1, 1988 is entered into this 31st day of December, 1992 between The Manufacturers Life Insurance Company, a mutual life insurance company organized under the laws of Canada ("Manufacturers") and The Manufacturers Life Insurance Company of America, a stock life insurance company domiciled in the Commonwealth of Pennsylvania ("Manufacturers of America").

                                   WITNESSETH

         WHEREAS, Manufacturers of America is in the process of redomesticating from the Commonwealth of Pennsylvania to the State of Michigan; and

         WHEREAS, Manufacturers of America is introducing new products which may involve the use of non-insulated, non-unitized separate accounts; and

         WHEREAS, under Michigan law these non-insulated, non-unitized separate accounts are subject to the same investment laws as the general account;

         NOW THEREFORE Manufacturers and Manufacturers of America hereby agree as follows:

1. Effective upon approval of the redomestication of Manufacturers of America to the State of Michigan, Section 17 of the Agreement shall be deemed to be amended to read as follows:

         "Section 17.      Governing Law.

         This Agreement shall be governed by and construed according to the laws of the State of Michigan".

2. Effective upon the date Manufacturers of America first offers to the public products registered on Form S-1 of the Securities and Exchange Commission, the last sentence of Section 4(a) of the Agreement shall be deemed to be amended to read as follows:

         "Manufacturers shall manage the investment of all general account assets of Manufacturers of America and assets of any separate accounts which are subject to the same investment regulations as the general account".

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their duly authorized officers as of the date first above-mentioned.


                                           THE MANUFACTURERS LIFE INSURANCE
[Seal]                                     COMPANY
_________________________________          By:__________________________________
                                           Its:_________________________________


                                           THE MANUFACTURERS LIFE INSURANCE
[Seal]                                     COMPANY OF AMERICA
_________________________________          By:__________________________________
                                           Its:_________________________________